UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2008
ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
345 East Main Street
Warsaw, Indiana 46580
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (574) 267-6131
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 7, 2008, Zimmer Holdings, Inc. (the “Company”) implemented a corporate reorganization which eliminated the position of Group President, Americas and Global Marketing and Chief Marketing Officer previously held by Sheryl L. Conley, one of the Company’s named executive officers. The reorganization will facilitate the separation of the Company’s commercial sales and marketing activities from the corporate functions of medical education and research and development, as part of ongoing efforts to enhance the Company’s compliance model. Ms. Conley’s employment with the Company will end on May 16, 2008. Ms. Conley does not have an employment agreement, but she will be entitled to receive severance under the Company’s severance plan that applies to all of its salaried U.S. employees. The Company has agreed to reimburse her for the costs of outplacement assistance not to exceed $15,000. In addition, the Company expects to enter into a consulting agreement with Ms. Conley for her assistance with ongoing and transition-related matters at an hourly rate based on her current annual salary.
Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
     On May 5, 2008, the Board of Directors of the Company approved the amendment and restatement of the Company’s By-Laws effective as of May 6, 2008 (the “Restated By-Laws”). The amendments to Article VIII eliminate the super-majority vote required to amend certain provisions of the Restated By-Laws. The amendments to Article II, Sections 2.07 and 2.08 clarify that the advance notice provisions apply to all stockholder proposals and nominations. The amendments to Sections 2.07 and 2.08 also require any stockholder who provides advance notice of a stockholder proposal or nomination to provide additional information to the Company as part of such notice, including information as to whether the stockholder has entered into any hedging or other transaction that has the effect or intent of managing its economic risk or increasing its voting power with respect to the Company’s common stock.
     This summary is qualified in its entirety by the full text of the Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit No.	Description

3.1	Restated By-Laws of Zimmer Holdings, Inc. effective May 6, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 9, 2008

ZIMMER HOLDINGS, INC.
By:	/s/ CHAD F. PHIPPS
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated By-Laws of Zimmer Holdings, Inc. effective May 6, 2008